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                                                                    EXHIBIT 4.15

                                      BELO
                        2000 EXECUTIVE COMPENSATION PLAN


         A. H. Belo Corporation, a Delaware corporation ("Belo"), establishes the Belo 2000 Executive Compensation Plan (the "Plan"), effective as of January 1, 2000, subject to shareholder approval.

         1. PURPOSE. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of Belo's business, in order to serve the best interests of Belo and its shareholders.

         2. DEFINITIONS. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

                  (a) "Appreciation Right" means a right granted pursuant to Paragraph 7.

                  (b) "Award" means an Executive Compensation Plan Bonus, an Appreciation Right, a Stock Option, a Performance Unit or a grant or sale of Restricted Stock.

                  (c) "Board" means the Board of Directors of Belo.

                  (d) "Change in Control" means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of Belo:

                           (i) the commencement of, or first public announcement
                  of the intention of any person or group (within the meaning of Section 3(b) of, and Rule 13d-5(b) promulgated under, the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by Belo or any Subsidiary) for all, or any part of, the Common Stock;

                           (ii) the public announcement by Belo or by any group
                  (as defined in clause (i) above), entity or person (other than Belo, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of Belo or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner;

                           (iii) the approval by Belo's shareholders (or, if
                  such approval is not required, the consummation) of a merger in which Belo does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all Belo's assets; or


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                           (iv) a change in the composition of the Board during
                  any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Belo's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

                  (f) "Committee" means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 15, the Board.

                  (g) "Common Stock" means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of Belo or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

                  (h) "Date of Grant" means (i) with respect to Participants, the date specified by the Committee on which a grant of Stock Options, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock will become effective and (ii) with respect to Directors, the date specified in Paragraph 6.

                  (i) "Director" means a member of the Board who is not a regular full-time employee of Belo or any Subsidiary.

                  (j) "Executive Compensation Plan Bonus" means the right to receive an annual incentive compensation payment made pursuant to and subject to the conditions set forth in Paragraph 10.

                  (k) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

                  (l) "Management Objectives" means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award granted to a Participant under the Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within Belo or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant's efforts have the most influence. The achievement of the Management




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         Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management
         Objectives of any acquisition or disposition by Belo of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity. The Management Objectives established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

                  (i) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

                  (ii) operating cash flow and/or growth in operating cash flow in relation to target objectives;

                  (iii) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

                  (iv) revenue and/or growth in revenue in relation to target objectives;

                  (v) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

                  (vi) return on invested capital in relation to target objectives;

                  (vii) return on shareholder equity in relation to target objectives; and

                  (viii) return on assets in relation to target objectives.

                           If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Belo, or the manner in which Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

                  (m) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

                  (n) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

                  (o) "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee




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         of Belo or any Subsidiary. Except for Stock Options granted to
         Directors pursuant to Paragraph 6, a Director will not receive benefits under the Plan.

                  (p) "Performance Period" means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months, and the Performance Period for all other Awards will be established by the Committee at the time the Award is granted, subject to the provisions of Paragraph 9.

                  (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Paragraph 9.

                  (r) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 8 as to which neither the ownership restrictions nor the restrictions on transfer referred to therein have expired.

                  (s) "Rule 16b-3" means Rule 16b-3 under the Section 16 of the Securities Exchange Act of 1934, as amended, (or any successor rule to the same effect) as in effect from time to time.

                  (t) "Spread" means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the related Stock Option or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

                  (u) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5 or Paragraph 6.

                  (v) "Subsidiary" means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by Belo, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by Belo and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by Belo.

         3. SHARES AVAILABLE UNDER PLAN. Subject to adjustment as provided in Paragraph 12, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under the Plan will not exceed in the aggregate 10 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares available under this Paragraph 3 will be adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to Belo upon the payment of any Option Price or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any Award granted under the Plan, any shares that were covered by that Award will again be available for issue or transfer under the Plan.

         4. LIMITATIONS ON AWARDS. Subject to adjustment as provided in Paragraph 12, awards under the Plan will be subject to the following limitations:




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                  (a) Of the aggregate 10 million shares reserved for issuance under the Plan, no more than 2.5 million shares of Common Stock will be issued or transferred as Restricted Stock.

                  (b) No more than 10 million shares of Common Stock reserved for issuance under the Plan will be issued as Stock Options.

                  (c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights and Restricted Stock granted to a Participant during any calendar year will not exceed 1 million shares. The foregoing limitation will apply to the grant of Appreciation Rights whether the Spread on exercise is paid in cash or in shares of Common Stock.

                  (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3 million.

                  (e) The payment of an Executive Compensation Plan Bonus to any Participant will not exceed $2 million.

         5. STOCK OPTIONS FOR PARTICIPANTS. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Paragraph 5. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant will specify the number of shares of Common Stock to which it pertains.

                  (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

                  (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to Belo, (ii) by the actual or constructive transfer to Belo of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price,
         (iii) with the consent of the Committee, by authorizing Belo to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that Belo is prohibited from purchasing or acquiring such shares of Common Stock.




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                  (d) Any grant may provide for deferred payment of the Option
         Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

                  (e) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

                  (f) Each grant will specify the required period or periods of continuous service by the Participant with Belo or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

                  (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

                  (h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

                  (i) Stock Options granted under this Paragraph 5 may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

                  (j) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

                  (k) No Stock Option will be exercisable more than ten years from the Date of Grant.

                  (l) If a Participant terminates employment by reason of retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, death or disability, each outstanding Stock Option granted to the Participant to the extent not vested will vest and be fully exercisable and will remain exercisable until the term of the Stock Option expires (determined without regard to the Participant's termination of employment).

                  (m) If a Participant terminates employment for any reason other than as set forth in Paragraph 5(l), the Participant's right, if any, to exercise Stock Options after termination of employment will be determined in accordance with the termination guidelines set forth on Appendix A to the Plan. Such Stock Options will be exercisable after termination of employment only to the extent the Stock Options were vested and exercisable immediately prior to termination of employment.

                  (n) Each grant of Stock Options will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.




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         6. STOCK OPTIONS FOR DIRECTORS. On the date of each annual meeting of
Belo shareholders, each Director will be granted (i) options to purchase Common Stock that have a fair market value (as hereinafter determined) on the Date of Grant equal to 50% of the Director's annual compensation from Belo and (ii) options to purchase Common Stock that have a fair market value on the Date of Grant equal to all or any portion of the Director's remaining annual compensation from Belo that the Director elects in writing prior to the date of the annual meeting. A Stock Option granted to a Director pursuant to this paragraph as payment of all or a portion of the Director's annual compensation will be in payment for services to be performed by the Director for the 12-month period beginning on the date of the annual meeting of shareholders on which the Stock Option is granted. Any portion of the Director's annual compensation from Belo that is not paid to the Director in the form of a Stock Option will be paid in cash on the date of the annual meeting of shareholders.

                  For purposes of this Paragraph 6, (i) a Director's annual compensation, as described in the preceding paragraph, does not include unscheduled meeting fees which may become payable to the Director, and any such fees will be paid in cash; (ii) the date of an annual meeting of shareholders of Belo is the date on which the meeting is convened or, if later, the date of the last adjournment thereof; and (iii) the fair market value of options granted to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model.

                  Each Stock Option granted to a Director will contain the following terms and conditions:

                  (a) Each grant will specify the number of shares of Common Stock to which it pertains.

                  (b) Each grant will specify the Option Price, which will be 100% of the Market Value per Share on the Date of Grant.

                  (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to Belo, (ii) by the actual or constructive transfer to Belo of shares of Common Stock owned by the Director for at least six months having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price,
         (iii) by authorizing Belo to withhold a number of shares of Common Stock otherwise issuable to the Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that Belo is prohibited from purchasing or acquiring such shares of Common Stock.

                  (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

                  (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.




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                  (f) No Stock Option will be exercisable more than ten years from the Date of Grant.

                  (g) Subject to the last paragraph of this Paragraph 6, each grant will specify that the Stock Option may not be exercised until the first anniversary of the Date of Grant and will be fully exercisable thereafter, without regard to whether the Director continues to be a member of the Board on such first anniversary, until the Stock Option expires by its terms.

                  (h) Each grant of Stock Options will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to the Director and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

                  Notwithstanding the foregoing provisions of this Paragraph 6, if a Director is elected to the Board as of a date other than the date of an annual meeting of Belo shareholders, (i) the Director's annual compensation will be prorated based on the number of days remaining in the year in which the Director is elected to the Board (for this purpose the year will begin on the date of the annual meeting of shareholders immediately preceding the date of the Director's election to the Board); (ii) 50% of the Director's prorated annual compensation will be paid in the form of Stock Options valued on the date of the Director's election to the Board, using the Black-Scholes Option Pricing Model, subject to the Director's election to receive up to 100% of his or her prorated annual compensation in the form of Stock Options; and (iii) the vesting and the term of the Stock Options will be measured from the date of the annual meeting of shareholders immediately preceding the date of the Director's election to the Board.

         7. APPRECIATION RIGHTS. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from Belo upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

                  (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

                  (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at




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         the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

                  (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by Belo in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the percentage of the Spread to be paid to the Participant or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

                  (e) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

                  (f) Each grant will specify the required period or periods of continuous service by the Participant with Belo or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable.

                  (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

                  (h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

                  (i) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

                  (j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.

                  (k) If a Participant terminates employment by reason of retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, death or disability, each outstanding Appreciation Right granted to the Participant to the extent not vested will vest and be fully exercisable and will remain exercisable until the Appreciation Right expires by its terms (determined without regard to the Participant's termination of employment).

                  (l) If a Participant terminates employment for any reason other than as set forth in Paragraph 7(k), the Participant's right, if any, to exercise Appreciation Rights after termination of employment will be determined in accordance with the termination guidelines set forth on Appendix A to the Plan. Such Appreciation Rights will be exercisable after termination of employment only to the extent the Appreciation Rights were vested and exercisable immediately prior to termination of employment.




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                  (m) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Stock Option granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of the Plan and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

         8. RESTRICTED STOCK. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with this Paragraph 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

                  (b) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

                  (c) Each grant or sale will provide that the shares of Restricted Stock covered by the grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of
         Section 83 of the Code and the regulations of the Internal Revenue Service thereunder.

                  (d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.

                  (e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

                  (f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in Belo or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

                  (g) If a Participant terminates employment by reason of death, disability or retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time




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         to time, all restrictions applicable to the Restricted Stock will terminate upon such termination of employment, except where the early termination of such restrictions would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

                  (h) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

         9. PERFORMANCE UNITS. The Committee may also from time to time authorize grants to any Participant of Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Paragraph 9. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant will specify the number of Performance Units to which it pertains.

                  (b) The Performance Period with respect to each Performance Unit will be a period of time (not less than three years) beginning on the Date of Grant as determined by the Committee at the time of grant.

                  (c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Award.

                  (d) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

                  (e) Each grant of Performance Units will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve, including provisions relating to the payment of the Performance Units in the event of a Change in Control or other similar transaction or event.

         10. EXECUTIVE COMPENSATION PLAN BONUSES. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                  (a) The Committee will specify the Management Objectives that, if achieved, will result in the payment of the Executive Compensation Plan Bonus.




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                  (b) The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

                  (c) If a Change in Control occurs during a Performance Period, the Executive Compensation Plan Bonus payable to each Participant for the Performance Period will be determined at the target level of achievement of the Management Objectives, without regard to actual performance, or, if greater, at the actual level of achievement at the time of the Change in Control, in both instances without proration for less than a full Performance Period. The Executive Compensation Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event described in Paragraph 2(d)(iii) which results in a Change in Control.

         11. TRANSFERABILITY. Except as otherwise provided in the agreement evidencing a Participant's Award or an award of Stock Options to a Director under Paragraph 6, (i) no Stock Option, Appreciation Right, Performance Unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant or the Director other than by will or the laws of descent and distribution and (ii) no Stock Option or Appreciation Right granted to the Participant or the Director will be exercisable during the Participant's or Director's lifetime by any person other than the Participant or Director, or such person's guardian or legal representative.

         12. ADJUSTMENTS. The Committee will make or provide for such adjustments in the maximum number of shares specified in Paragraphs 3 and 4 in the numbers of shares of Common Stock covered by outstanding Stock Options and Appreciation Rights granted hereunder, in the Option Price or Grant Price applicable to any such Stock Options and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Belo, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.

         13. FRACTIONAL SHARES. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

         14. WITHHOLDING TAXES. To the extent that Belo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to Belo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to Belo for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of Belo satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant's Award. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy Belo's withholding obligation.

         15. ADMINISTRATION OF THE PLAN. (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom will qualify as "non-employee directors" as defined in Rule 16b-3 and as "outside directors" as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

                  (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

         16. AMENDMENTS, ETC. (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of Belo if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.

                  (b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of the Company. This Paragraph 16(b) is intended to prohibit the repricing of "underwater" Stock Options and will not be construed to prohibit the adjustments provided for in Paragraph 12.

                  (c) The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

                  (d) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

                  (e) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with Belo or any Subsidiary, nor will it interfere in any way with any right Belo or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                  (f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of
Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

                                   APPENDIX A

                             TERMINATION GUIDELINES


         The following guidelines will determine the period of time, if any, during which a Participant may continue to exercise Stock Options and Appreciation Rights after termination of employment for reasons other than retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time (the "Retirement Plan"), death or disability.

------------------------------------------   -------------------------------------------------------------
         REASON FOR TERMINATION                            EXERCISE PERIOD
------------------------------------------   -------------------------------------------------------------
  Voluntary Resignation                      None; Stock Options and Appreciation Rights expire
                                             immediately, and all unexercised Stock Options and
                                             Appreciation Rights are forfeited, on the date of termination of employment.
------------------------------------------   -------------------------------------------------------------
  Discharge                                  for Cause None; Stock Options and Appreciation Rights expire immediately, and all unexercised Stock Options and
                                             Appreciation Rights are forfeited, on the date of termination of employment.
------------------------------------------   -------------------------------------------------------------
  Termination for Other Reasons:
------------------------------------------   -------------------------------------------------------------
  Executive officers and general managers    One year after termination of employment.
  of operating units
------------------------------------------   -------------------------------------------------------------
  Other Participants with 10 or more years   One year after termination of employment.
  of service
------------------------------------------   -------------------------------------------------------------
  Other Participants with more than 5 but    Six months after termination of employment.
  less than 10 years of service
------------------------------------------   -------------------------------------------------------------
  Other Participants with 5 or fewer years   Three months after termination of employment.
  of service
------------------------------------------   -------------------------------------------------------------

         For purposes of these guidelines, a year of service will be determined in the same manner as a year of vesting service under the Retirement Plan.



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